UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2023

MARPAI, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40904	86-1916231
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5701 East Hillsborough Avenue, Suite 1417
Tampa, Florida		33610
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 646 303-3483

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	MRAI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 26, 2023, Marpai, Inc. (the “Company”) held a special meeting of its stockholders (the “Meeting”). At the Meeting, the Company’s stockholders voted in favor of the item of business, as indicated below:

Proposal No. 1 - Authorization of the Company’s Board of the Directors to Amend the Certificate of Incorporation to Effect a Reverse Stock Split of All Outstanding Shares of Class A Common Stock

The Company’s stockholders voted to authorize the Company’s Board of Directors to amend the Company’s Certificate of Incorporation, as amended, to effect a reverse split of the Company’s issued and outstanding shares of Class A common stock, $0.0001 par value per share, at a ratio of not less than one-for-two (1:2) and not greater than one-for-five (1:5), to be implemented no later than December 31, 2023, as determined by the Board in its sole discretion:

For	Against	Abstain	Broker Non-Votes
17,374,153	729,672	1,810	N/A

Proposal No. 2 - The adjournment of the Meeting, if necessary or appropriate, to permit further solicitation of additional proxies if there are insufficient votes to approve the reverse split proposal:

For	Against	Abstain	Broker Non-Votes
17,857,307	246,622	1,706	N/A

The results reported above are final voting results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marpai, Inc.

Date:	June 26, 2023	By:	/s/ Edmundo Gonzalez
Name: Edmundo Gonzalez Title: Chief Executive Officer